Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
Wednesday, February 18, 2015

Universal Forest Products, Inc. (UFPI) Reports 4th Quarter 2014 Results
Q4 Earnings up 16.5%; Net Sales up nearly 18% over 2013
2014 Annual Earnings up 33.6%, Net Sales up 7.7% over 2013
GRAND RAPIDS, Mich., Wed., Feb. 18, 2015 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced 2014 results, including fourth-quarter net sales of $620.1 million, up 17.9 percent over results for the fourth quarter of 2013. Net earnings attributable to controlling interests in the fourth quarter of 2014 were $9.3 million, or $0.46 per diluted share, up 16.5 percent over the same period of 2013. The Company reported 2014 annual net sales of nearly $2.7 billion, a 7.7 percent increase over the previous year, and 2014 annual net earnings attributable to controlling interests of $57.6 million or $2.86 per diluted share, up 33.6 percent over 2013.

For the fourth quarter of 2014, the Company saw double-digit sales increases in each of its markets. The results reflect an increase in overall unit sales of 14 percent and an increase in commodity prices that impacted selling prices by four percent. Acquisitions made during the quarter contributed to sales growth, particularly to the industrial market.

“Our people continue to impress with their results.  Although 2014 started slow, we were able to finish strong with double-digit growth in both sales and profits,” said CEO Matthew J. Missad. “We are seeing growth both with existing customers and with new customers as we continue to build our new product pipeline. We were able to achieve our 2014 goals, and look to hitting even loftier goals in 2015.

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Universal Forest Products, Inc.

“I’m pleased that our focus on bringing new products to market resulted in approximately $150 million in new product sales in 2014. In addition, we closed on five acquisitions in 2014, including two in the industrial market in the fourth quarter, which contributed positively to our results. We are committed to executing our growth strategies to drive more value for our shareholders,”

Missad added.Missad said the Company continues to work on improving profits, noting that it was able to post strong results in Q4 in spite of the unusually early and harsh winter weather, which hampered productivity.

By market, the Company posted the following 2014 gross sales results:
Retail

•	Fourth quarter: $204.9 million, up 22 percent over the fourth quarter of 2013

•	Year: $1.0 billion, up 10 percent over 2013

The Company saw healthy sales growth to big box and independent retailers, reflecting improved consumer spending, healthy comparable store sales increases for the big box customers in recent quarters, and share and sales gains with big box and independent retailers alike. The Company continues to focus on diversifying its product offering, creating new products and improving upon existing products, as well as enhancing service to customers to grow business in this market.
Construction

•	Fourth quarter: $224.4 million, up 10 percent over the fourth quarter of 2013

•	Year: $885.3 million, up 2 percent over 2013

This market includes residential and manufactured housing, commercial construction and concrete forming.  Manufactured housing and site built construction (including multifamily and single-family) each saw modest gains in their most recently reported results. The Company’s concrete forming sales continue to be strong and provide a promising opportunity for growth and profitability for the foreseeable future. Through focused sales, innovation and diversification efforts and by growing business selectively, the Company expects to continue on a long-term path of growth and ever-improving profitability in this market.
Industrial

•	Fourth quarter: $198.6 million, up 24.0 percent over the fourth quarter of 2013

•	Year: $783.8 million, up 12.0 percent over 2013

This market includes packaging, material handling and related products and applications for industrial customers. Industrial production in the United States was up 4.9 percent in December 2014 over a year earlier.  Manufacturing output rose 0.3 percent in December of 2014, its fourth consecutive monthly gain. The Company continues its successful focus on adding customers and products, expanding its offering of products and services, and adding capacity. The Company also continues to expand its reach into non-wood packaging materials and seeks to offer complete packaging solutions to industrial customers.

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Universal Forest Products, Inc.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, February 19, 2015. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 706-7745 and internationally at (617) 614-3472. Use conference pass code 89137708. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through March 15, 2015, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 43745004.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company with subsidiaries throughout North America and in Australia that supply wood, wood composite and other products to three robust markets: retail, construction and industrial. The Company is headquartered in Grand Rapids, Mich., and is celebrating its 60th year. For more information about Universal Forest Products, Inc., or its affiliated operations, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE TWELVE MONTHS ENDED
DECEMBER 2014/2013

	Quarter Period				Year to Date
(In thousands, except per share data)	2014		2013		2014		2013

NET SALES	$620,090	100%	$525,738	100%	$2,660,329	100%	$2,470,448	100.0%

COST OF GOODS SOLD	547,335	88.3	461,509	87.8	2,334,987	87.8	2,189,896	88.6

GROSS PROFIT	72,755	11.7	64,229	12.2	325,342	12.2	280,552	11.4

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	56,940	9.2	50,042	9.5	229,775	8.6	204,390	8.3
ANTI-DUMPING DUTY ASSESSMENTS	-	-	-	-	1,600	0.1	1,526	0.1
NET (GAIN) LOSS ON DISPOSITION AND
IMPAIRMENT OF ASSETS [1]	18	-	621	0.1	(3,400)	(0.1)	368	-

EARNINGS FROM OPERATIONS	15,797	2.5	13,566	2.6	97,367	3.7	74,268	3.0

OTHER EXPENSE, NET	(309)	-	1,041	0.2	1,654	0.1	4,010	0.2

EARNINGS BEFORE INCOME TAXES	16,106	2.6	12,525	2.4	95,713	3.6	70,258	2.8

INCOME TAXES [1]	5,149	0.8	3,865	0.7	34,149	1.3	24,454	1.0

NET EARNINGS	10,957	1.8	8,660	1.6	61,564	2.3	45,804	1.9

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST [1]	(1,644)	(0.3)	(665)	(0.1)	(4,013)	(0.2)	(2,722)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$9,313	1.5	$7,995	1.5	$57,551	2.2	$43,082	1.7

EARNINGS PER SHARE - BASIC	$0.46		$0.40		$2.87		$2.16

EARNINGS PER SHARE - DILUTED	$0.46		$0.40		$2.86		$2.15

COMPREHENSIVE INCOME	9,685		8,191		59,407		45,020

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,791)		(631)		(3,974)		(2,730)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$7,894		$7,560		$55,433		$42,290

1 Included within net gain on disposition and impairment of assets for the third quarter of 2014 was a gain on the sale of certain property totaling $2.7 million completed by a 50% owned subsidiary of the Company.  After considering the $1.35 million noncontrolling interest of this gain and income taxes, net earnings attributable to controlling interest was approximately $700,000 higher as a result of these transactions.

SUPPLEMENTAL SALES DATA

	Quarter Period			Year to Date
Market Classification	2014	2013	%	2014	2013	%
Retail	$204,922	$167,958	22%	$1,028,783	$936,141	10%
Industrial	198,594	160,475	24%	783,805	699,688	12%
Construction	224,387	204,297	10%	885,348	868,083	2%
Total Gross Sales	627,903	532,730	18%	2,697,936	2,503,912	8%
Sales Allowances	(7,813)	(6,992)		(37,607)	(33,464)
Total Net Sales	$620,090	$525,738		$2,660,329	$2,470,448

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
DECEMBER 2014/2013

(In thousands)
ASSETS	2014	2013	LIABILITIES AND EQUITY	2014	2013

CURRENT ASSETS			CURRENT LIABILITIES
Restricted cash	405	720	Cash Overdraft	621	1,079
Accounts receivable	195,912	180,452	Accounts payable	89,105	72,918
Inventories	340,048	287,305	Accrued liabilities	85,734	65,102
Other current assets	36,641	27,921

TOTAL CURRENT ASSETS	573,006	496,398	TOTAL CURRENT LIABILITIES	175,460	139,099

OTHER ASSETS	10,644	13,452
INTANGIBLE ASSETS, NET	191,881	169,727	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	98,645	84,700
			OTHER LIABILITIES	50,135	43,454
PROPERTY, PLANT AND EQUIPMENT, NET	248,269	237,410	EQUITY	699,560	649,734

TOTAL ASSETS	$1,023,800	$916,987	TOTAL LIABILITIES AND EQUITY	$1,023,800	$916,987

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE TWELVE MONTHS ENDED
DECEMBER 2014/2013

(In thousands)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$61,564	$45,804
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	33,913	31,091
Amortization of intangibles	2,410	2,473
Expense associated with share-based compensation arrangements	1,919	1,874
Excess tax benefits from share-based compensation arrangements	(14)	(112)
Expense associated with stock grant plans	94	58
Loss reserve for notes receivable	-	15
Deferred income taxes (credit)	4,926	4,453
Equity in earnings of investee	(378)	(201)
Net (gain) or loss on sale of property, plant and equipment	(3,400)	297
Changes in:
Accounts receivable	(9,710)	(17,886)
Inventories	(49,575)	(42,287)
Accounts payable and cash overdraft	15,390	7,835
Accrued liabilities and other	15,981	21,026
NET CASH FROM OPERATING ACTIVITIES	73,120	54,440

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(45,305)	(40,023)
Proceeds from sale of property, plant and equipment	9,005	1,778
Acquisitions, net of cash received	(34,641)	(11,478)
Purchase of patents & product technology	-	(143)
Advances of notes receivable	(6,201)	(2,673)
Collections of notes receivable and related interest	9,926	2,814
Cash restricted as to use	315	6,111
Other, net	(162)	11
NET CASH FROM INVESTING ACTIVITIES	(67,063)	(43,603)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	211,770	251,801
Repayments under revolving credit facilities	(197,825)	(262,891)
Debt issuance costs	(724)	(46)
Proceeds from issuance of common stock	541	2,144
Distributions to noncontrolling interest	(1,910)	(1,460)
Capital contribution from noncontrolling interest	-	84
Dividends paid to shareholders	(12,205)	(8,166)
Repurchase of common stock	(4,866)	-
Excess tax benefits from share-based compensation arrangements	14	112
NET CASH FROM FINANCING ACTIVITIES	(5,205)	(18,422)

Effect of exchange rate changes on cash	(852)	(62)
NET CHANGE IN CASH AND CASH EQUIVALENTS	-	(7,647)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	7,647

CASH AND CASH EQUIVALENTS, END OF PERIOD	$-	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$4,334	$4,883
Income taxes paid	38,475	14,427